Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:

Aircastle Limited Julia Hallisey Tel: + 1-203-504-1063
Aircastle to Present at the Goldman Sachs Leveraged Finance Aircraft Leasing Conference
on September 27, 2010
Stamford, CT. September 24, 2010 — Aircastle Limited (NYSE: AYR) today announced that Chief Executive Officer Ron Wainshal is scheduled to present at the Goldman Sachs Leveraged Finance Aircraft Leasing Conference on Monday, September 27, 2010 at 2:30 P.M. Eastern Time in New York.
An accompanying slide presentation will be available to the public on the Investors section of Aircastle’s website at www.aircastle.com.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of June 30, 2010 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 63 lessees located in 36 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.